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                                  EXHIBIT 4.1
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     Exhibit 4.1

                         FOURTH SUPPLEMENTAL INDENTURE

     This FOURTH SUPPLEMENTAL INDENTURE is dated as of December _____, 2000, by and among Pacer International, Inc., a Tennessee corporation (the "Company"),
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Rail Van, Inc., an Ohio corporation, ("Rail Van"), Rail Van LLC, an Ohio limited
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liability company ("Rail Van LLC") and Wilmington Trust Company, as trustee (the
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"Trustee"), under the Indenture (referred to hereinafter), pursuant to which the
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Company issued its 11 3/4% Senior Subordinated Notes due 2007 (the
"Securities").
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                                  WITNESSETH:

     WHEREAS, the Company, the Guarantors named therein, and the Trustee executed and delivered a certain Indenture dated as of May 28, 1999 (the "Indenture"), providing for the issuance of up to an aggregate principal amount
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of $150,000,000 of the Securities;

     WHEREAS, the Company by appropriate action has determined that it is desirable to amend certain provisions of the Indenture; and

     WHEREAS, pursuant to a Stock Purchase Agreement proposed to be entered into on or about December 18, 2000, among the Company, Rail Van, Rail Van LLC, and all of the stockholders of Rail Van, the Company is acquiring all of the issued and outstanding capital stock of Rail Van; and

     WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause Domestic Restricted Subsidiaries that are not Guarantors to execute and deliver to the Trustee a supplemental indenture and Guarantee (as defined in the Indenture) pursuant to which such Domestic Restricted Subsidiaries shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth in the Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Rail Van, Rail Van LLC, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as set forth below.

                                   ARTICLE I

                                   AMENDMENT

1.1  Each of Rail Van and Rail Van LLC (each a "Newly Acquired Subsidiary")
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hereby, jointly and severally with all other Guarantors, unconditionally and irrevocably guarantees, on a senior subordinated basis, the Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article Eleven of the Indenture.

1.2 Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

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                                  ARTICLE II

                            MISCELLANEOUS PROVISIONS

2.1 For all purposes of this Fourth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meaning specified in the Indenture.

2.2 THIS FOURTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

2.3 All provisions in this Fourth Supplemental Indenture respecting the Company shall bind or inure to the benefit of (as the case may be) the Company, its successors or assigns.

2.4 The recitals contained herein shall be taken as the statements of the Company and each Newly Acquired Subsidiary and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Fourth Supplemental Indenture.

2.5 This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental
Indenture to be duly executed as the date first above written.

                                 PACER INTERNATIONAL, INC.


                                 By: ______________________________________
                                     Lawrence C. Yarberry
                                     Executive Vice President and
                                     Chief Financial Officer

                                 RAIL VAN, INC.


                                 By: ______________________________________
                                     Lawrence C. Yarberry
                                     Executive Vice President and
                                     Chief Financial Officer


                                 RAIL VAN LLC


                                 By: ______________________________________
                                     Lawrence C. Yarberry
                                     Executive Vice President and
                                     Chief Financial Officer